UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 11, 2025

Turnstone Biologics Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41747	82-2909368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1110 North Virgil Avenue PMB 94659

Los Angeles, California 90029

(Address, including zip code, of registrant’s principal executive offices)

(347) 897-5988

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TSBX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

Agreement and Plan of Merger

As previously disclosed by Turnstone Biologics Corp. (the “Company”) in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 27, 2025, as amended on July 1, 2025 and further amended on July 17, 2025 (the “Current Report”), the Company entered into an Agreement and Plan of Merger, dated June 26, 2025 (the “Merger Agreement”), with XOMA Royalty Corporation, a Nevada corporation (“Purchaser”), and XRA 3 Corp., a Delaware corporation and a wholly owned subsidiary of Purchaser (“Merger Sub”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on August 8, 2025, Purchaser completed a tender offer to purchase all of the Company’s outstanding shares of common stock, par value $0.001 per share (the “Shares”), for a price per Share of (i) $0.34 (the “Cash Amount”), payable subject to any applicable tax withholding and without interest, plus (ii) one non-transferable contractual contingent value right (“CVR”), which shall represent the right to receive potential payments, in cash, described in, and subject to and in accordance with the terms and conditions of, the CVR Agreement, dated August 11, 2025, by and among Purchaser, Broadridge Corporate Issuer Solutions, LLC, a Pennsylvania limited liability company, as rights agent, and WT Representative LLC, a Delaware limited liability company, as representatives of the Holders (as defined therein), subject to any applicable tax withholding and without interest (such amount, the “CVR Amount,” and together with the Cash Amount, the “Offer Price”), all upon the terms and subject to the conditions described in the Amended and Restated Offer to Purchase, dated July 23, 2025 (together with any amendments or supplements thereto, the “Offer to Purchase”) and in the related Letter of Transmittal (together with the Offer to Purchase, as each may have been amended or supplemented, the “Offer”), copies of which are attached to the Tender Offer Statement on Schedule TO filed with the SEC on July 24, 2025 as exhibits (a)(1)(E) and (a)(1)(B), respectively.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CVR Agreement, a copy of which is filed as Exhibit 2.2 to this Current Report and is incorporated herein by reference.

The Offer expired as scheduled, one minute after 11:59 p.m., Eastern time, on August 7, 2025. According to Broadridge Corporate Issuer Solutions, LLC, the depositary and paying agent for the Offer, a total of 17,192,002 Shares were validly tendered, and not validly withdrawn, representing approximately 74% of the outstanding Shares. All conditions to the Offer, including the Minimum Tender Condition (as defined in the Merger Agreement), were satisfied or waived and Purchaser accepted for payment all Shares validly tendered and not validly withdrawn in the Offer.

Following the consummation of the Offer, the remaining conditions to the Merger set forth in the Merger Agreement were satisfied or waived, and on August 11, 2025 (the “Closing Date”), Merger Sub merged with and into the Company (the “Merger”), the separate corporate existence of Merger Sub ceased and the Company continued as the surviving corporation in the Merger (the “Surviving Corporation”) and a wholly owned subsidiary of Purchaser. The Merger was completed pursuant to Section 251(h) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), with no stockholder vote required. At the effective time of the Merger (the “Effective Time”), each outstanding Share (other than Shares (i) owned by the Company immediately prior to the Effective Time, (ii) owned by Purchaser, Merger Sub or any other subsidiary of Purchaser immediately prior to the Effective Time, (iii) irrevocably accepted for purchase in the Offer or (iv) held by any stockholders or owned by any beneficial owners of Shares who are entitled to demand, and have properly demanded, appraisal of such Shares in accordance with the DGCL and have neither failed to perfect nor effectively withdrawn or lost such rights prior to the Effective Time) was automatically converted into the right to receive (i) an amount in cash without interest, less any applicable tax withholding, equal to the Cash Amount and (ii) one CVR.

Immediately prior to the time at which Purchaser first irrevocably accepted for purchase the Shares tendered in the Offer, each then-outstanding restricted stock unit representing a contingent right to receive one Share upon vesting (each, a “Company RSU”) that was not then vested was immediately vested in full. After giving effect to such accelerated vesting, at the Effective Time, each outstanding Company RSU was cancelled in exchange for the right to receive the Offer Price.

At the Effective Time, each then-outstanding option to purchase Shares was cancelled and terminated without consideration.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K/A filed with the SEC on July 1, 2025 and is incorporated herein by reference.

Asset Purchase Agreement

As previously disclosed by the Company on the Current Report, the Company entered into (i) the Asset Purchase Agreement, by and among the Company and H. Lee Moffitt Cancer Center and Research Institute, Inc (“Moffit”), dated June 26, 2025 (the “Asset Purchase Agreement”) and (ii) the Escrow Agreement by and among Company, Moffitt and Citibank, N.A (the “Escrow Agreement”).

Pursuant to the terms of the Asset Purchase Agreement, Moffitt assumed certain obligations of the Company’s under the Myst Merger Agreement (as defined in the Asset Purchase Agreement). Turnstone received a total consideration of approximately $3.0 million to offset Turnstone’s obligations to Moffitt under the Alliance Agreement (as defined in the Asset Purchase Agreement), of which, approximately $1.8 million was placed into an escrow account as of the date of the Asset Purchase Agreement (the “Escrow Amount”), subject to the terms and conditions of the Escrow Agreement.

The conditions to Moffit’s obligation to closing the Asset Sale set forth in the Asset Purchase Agreement were satisfied or waived, on August 11, 2025. Immediately following the consummation of the Merger, Purchaser, as the sole stockholder of the Company executed a written consent pursuant to the applicable requirements of the amended and restated certificate of incorporation of Turnstone, the amended and restated bylaws of Turnstone and the DGCL, for the adoption of the transactions contemplated by the Asset Purchase Agreement. Following the consummation of the Merger, the Escrow Amount will be released to the Company.

The foregoing description of the Asset Purchase Agreement and the Escrow Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement and the Escrow Agreement, copies of which are attached as Exhibit 2.2 and Exhibit 10.1, respectively, to the Company’s Current Report on Form 8-K/A filed with the SEC on July 1, 2025 and are incorporated herein by reference.

Item 3.01	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.01.

In connection with the consummation of the Offer and the Merger, the Company (i) notified the Nasdaq Capital Market LLC (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (A) suspend trading of the Shares effective before the opening of trading on August 11, 2025 and (B) file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to effect the delisting of all Shares from Nasdaq and the deregistration of such Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Surviving Corporation intends to file a Certification and Notice of Termination of Registration on Form 15 with the SEC requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Shares.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth under Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Offer and the Merger, there was a change in control of the Company, and the Company became a wholly owned subsidiary of Purchaser.

Item 5.02  Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and pursuant to the terms of the Merger Agreement, at the Effective Time, each of the directors of the Company (Sammy Farah, M.B.A., Ph.D., Michael Burgess, MBChB, Ph.D., Jerel Davis, Ph.D., Robert Gould, Ph.D., Rishi Gupta, Kanya Rajangam, and William Waddill) resigned from the board of directors of the Company.

Following the Merger and pursuant to the terms of the Merger Agreement, at the Effective Time, the director and officer of Merger Sub immediately prior to the Effective Time became the director and officer of the Surviving Corporation. The sole director of Merger Sub immediately prior to the Effective Time was Owen Hughes. The sole officer of Merger Sub immediately prior to the Effective Time was Owen Hughes, serving as President, Treasurer and Secretary.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, immediately following the Effective Time, (i) the Surviving Corporation’s certificate of incorporation was amended and restated in its entirety, as set forth in Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference, and (ii) the bylaws of Merger Sub as in effect immediately prior to the Effective Time became the bylaws of the Surviving Corporation, as set forth in Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1+	Agreement and Plan of Merger, dated June 26, 2025, by and among the Company, Purchaser and Merger Sub (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K/A filed with the SEC on July 1, 2025).

2.2+	Contingent Value Rights Agreement, dated August 11, 2025, by and among Purchaser, Broadridge Corporate Issuer Solutions, LLC and WT Representative LLC.

2.3+	Asset Purchase Agreement, dated June 26, 2025, by and among the Company and Lee Moffitt Cancer Center and Research Institute, Inc. (incorporated herein by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K/A filed with the SEC on July 1, 2025).

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

10.1	Escrow Agreement, dated June 26, 2025, by and among the Company, H. Lee Moffitt Cancer Center and Research Institute, Inc. and Citibank, N.A (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K/A filed with the SEC on July 1, 2025).

104	Cover page interactive data file (embedded within the inline XBRL document).

+

Certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and annexes upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any annexes or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2025

TURNSTONE BIOLOGICS CORP.

By:	/s/ Sammy Farah
Sammy Farah, M.B.A., Ph.D.
President and Chief Executive Officer